UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2008

Airtrax, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	0-25791	22-3506376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Freeway Drive Unit One, Blackwood, NJ 08012
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (856) 232-3000

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with a plan to suspend Airtrax’s operations, as explained below, on March 21, 2008 the Board of Directors of Airtrax suspended the employment of all of its officers. It is expected that Mr. Robert Watson, the CEO of Airtrax, will continue as Acting Chief Executive Officer on a part-time consulting basis to continue to pursue financing.

Item 8.01 Other Events.

On March 21, 2008, the Board of Directors of Airtrax elected to suspend all operations of Airtrax’s business, due to Airtrax's inability to secure the financing required to continue operations.  In connection with Airtrax’s suspension of operations, Airtrax has suspended the employment of all employees. As instructed by the Board, Airtrax’s Acting Chief Executive Officer, on a part-time consulting basis, intends to continue to pursue financing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Airtrax, Inc.

Date: March 27, 2008	By:	/s/ Robert M. Watson
Robert M. Watson
Chief Executive Officer